Exhibit 99.5

ACAC MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of ACAC’s financial condition and results of operations should be read in conjunction with ACAC’s audited consolidated financial statements and the related notes to those statements included elsewhere in this proxy statement/prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that involve risks and uncertainties. ACAC’s actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Forward-Looking Statements”, which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in this proxy statement/prospectus.

Unless the context otherwise requires, all references in this subsection to the “Company,” “ACAC”, “we,” “us” or “our” refer to the business of ACAC and its subsidiaries prior to the consummation of the Business Combination.

Overview

Acri Capital Acquisition I Corp. (“we”, “Company”, “ACAC”, “us” or “our”) is a blank check company incorporated as a Delaware corporation on January 7, 2022 formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Initial business combination with one or more businesses. We intend to effectuate our initial business combination using cash derived from the proceeds of our IPO and the sale of Private Warrants in a Private Placement to the Sponsor, potential additional shares, debt or a combination of cash, shares and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination will be successful.

On June 14, 2022 the Company consummated the IPO of 8,625,000 Units (including 1,125,000 Units issued upon the full exercise of the over-allotment option). Each Unit consists of one Public Share, and one-half of one Public Warrant, each whole Warrant entitling the holder thereof to purchase one share of ACAC Class A Common Stock at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $86,250,000 on June 14, 2022.

Special Meeting I, Related Redemption, Extensions, and Extension Notes

On February 8, 2023, the Company held a special meeting of stockholders (the “Special Meeting I”), at which the stockholders of the Company approved the proposal to amend the Company’s then-existing amended and restated certificate of incorporation to amend the amount of monthly deposit required to be deposited in the Trust Account from $0.0333 for each public share to $0.0625 for each public share for, and the Company may extend up to nine (9) times until December 14, 2023 if the Company has not consummated its initial business combination by March 14, 2023 (the nine (9) month anniversary of the closing of its IPO). Upon the stockholders’ approval, on February 9, 2023, the Company filed a certificate of amendment to its then-existing amended and restated certificate of incorporation which became effective upon filing (which, upon the amendment, the “First Amended Charter”). In connection with the Special Meeting I, 4,981,306 shares of ACAC Class A Common Stock of the Company were redeemed and cancelled.

Pursuant to the First Amended Charter, the Company may extend the deadline to complete its initial business combination (the “Combination Deadline”) up to nine times on monthly basis from March 14, 2023 to December 14, 2023, by depositing $227,730.87 each month into the Trust Account, representing $0.0625 per public share. Following the Special Meeting I, the Sponsor deposited four monthly payments to the Trust Account to extend the Combination Deadline to July 14, 2023. The four monthly payments were evidenced by four promissory notes issued by the Company to the Sponsor, each in the principal amount of $227,730.87.

Special Meeting II, Related Redemption, Extensions, and Extension Notes

On July 11, 2023, the Company held another special meeting of stockholders (the “Special Meeting II”), at which the stockholders of the Company approved, among others, the proposal to amend the First Amended Charter to allow the Company until July 14, 2023 to consummate an initial business combination, and, without another stockholder vote, to elect to extend Combination Deadline on a monthly basis for up to nine (9) times, up to April 14, 2024, by depositing $75,000 to the Trust Account. Upon the stockholders’ approval, on July 12, 2023, the Company filed a certificate of amendment to its then-existing amended and restated certificate of incorporation which became effective upon filing (which, upon the amendment, the “Second Amended Charter”). In connection with the Special Meeting II, 388,644 shares of ACAC Class A Common Stock of the Company were redeemed and cancelled.

Pursuant to the Second Amended Charter, the Company may extend the Combination Deadline on monthly basis from July 14, 2023 to up to nine times by depositing $75,000 each month into the Trust Account. Following the Special Meeting II, the Sponsor deposited nine monthly payments to the Trust Account to extend the Combination Deadline to April 14, 2024. The nine monthly payments were evidenced by nine promissory notes issued by the Company to the Sponsor, each in the principal amount of $75,000, or $675,000 in aggregate.

Special Meeting III

On April 9, 2024, ACAC held a special meeting of stockholders (the “Special Meeting III”). At the Special Meeting III, the stockholders of ACAC approved, among others, the proposal to amend the Second Amended Charter to allow ACAC until April 14, 2024 to consummate an initial business combination, and, without another stockholder vote, to elect to extend the date by which ACAC must consummate a business combination on a monthly basis for up to nine (9) times, up to January 14, 2025, by depositing $50,000 into the Trust Account. Upon the stockholders’ approval, on April 10, 2024, ACAC filed a certificate of amendment to the Second Amended Charter which became effective upon filing (the “Third Amended Charter”). In connection with the Special Meeting III, 1,439,666 shares of ACAC Class A Common Stock were rendered for redemption.

Following the Special Meeting III and as of the date of this prospectus/proxy statement, the Sponsor deposited four monthly payments into the Trust Account to extend the Combination Deadline to August 14, 2024. The four monthly payments were evidenced by four promissory notes issued by ACAC to the Sponsor, each in the principal amount of $50,000.

Target Amendment

At the Special Meeting II, the stockholders also approved the proposal to amend the Charter to remove the restriction of Company to undertake the Business Combination with any entity with its principal business operations or is headquartered in China (including Hong Kong and Macau) (the “Target Amendment”). As result of the Target Amendment, the Company may decide to consummate the Business Combination with an entity with its principal business operations or is headquartered in China (including Hong Kong and Macau), so the combined company may face various legal and operational risks and uncertainties after the Business Combination.

Working Capital Note

The Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the Trust Account or from funds released to us upon completion of the initial business combination. We may issue such working capital notes to the Sponsor, officers, directors, of their affiliates, evidencing the terms of such loans.

On December 5, 2023, the Company issued a promissory note (the “Working Capital Note”) to the Sponsor, under which the Sponsor agreed to loan the Company up to $500,000 to be used for a portion of the working capital. This loan is non-interest bearing, unsecured and is due at the earlier of (1) the date on which the Company consummates its initial business combination or (2) the date on which the Company liquidates and dissolves. The Sponsor, as the payee, has the right, but not the obligation, to convert the note, in whole or in part, into Private Warrants of the Company, that are identical to the Private Warrants issued by the Company in the Private Placement consummated simultaneously with the Company’s IPO, subject to certain exceptions, as described in the IPO Prospectus, by providing the Company with written notice of the intention to convert at least two business days prior to the closing of the initial business combination. The number of Private Warrants to be received by the Sponsor in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the Sponsor by (y) $1.00. As of date of this report, $491,645 working capital has been drawn by the Company and no balance has been repaid.

Target Amendment

At the Special Meeting II, the stockholders also approved the proposal to amend the Charter to remove the restriction of Company to undertake an initial business combination with any entity with its principal business operations or is headquartered in China (including Hong Kong and Macau) (the “Target Amendment”). As result of the Target Amendment, the Company may decide to consummate the Business Combination with an entity with its principal business operations or is headquartered in China (including Hong Kong and Macau), so the PubCo may face various legal and operational risks and uncertainties after the business combination. See “Part II — Other Information — Item 1A — Risk Factors” for details.

Change of Nasdaq Listing Market

On July 7, 2022, Nasdaq approved the Company’s application to list its common stock, units, and warrants on the Capital Market. The Company’s common stock, units, and warrants commenced trading on the Capital Market at the opening of business on July 10, 2022.

Business Combination Agreement with Foxx

On February 18, 2024, we entered into a business combination agreement (as amended from time to time, the “Business Combination Agreement”), by and among us, Acri Capital Merger Sub I Inc., a Delaware corporation and our wholly-owned subsidiary (“Purchaser”, or “PubCo” upon and following closing of the Business Combination), Acri Capital Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”, together with us and the Purchaser, the “Purchaser Parties”), and Foxx Development Inc., a Texas corporation (“Foxx”), pursuant to which (i) ACAC will merge with and into Purchaser (the “Reincorporation Merger”), and (ii) Foxx will merge with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of Purchaser (the “Acquisition Merger”). The Reincorporation Merger, the Acquisition Merger, and other transactions contemplated under the Business Combination Agreement, are collectively referred to as the “Business Combination”. Following consummation of the Business Combination (the “Closing”), Purchaser will become a publicly traded company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

Foxx, established in 2017 as a Texas incorporated company, is a consumer electronics and integrated Internet-of-Things (IoT) solution company catering to both retail and institutional clients. With robust research and development capabilities and a strategic commitment to cultivating long-term partnerships with mobile network operators, our customers and suppliers around the world, FOXX currently sells a diverse range of products including mobile phones, tablets and other consumer electronics devices throughout the United States, and is in the process of developing and distributing end-to-end communication terminals and IoT solutions.

Reincorporation Merger

At the effective time of the Reincorporation Merger (the “Reincorporation Merger Effective Time”), (i) each issued and outstanding Unit will automatically separate into one share of our Class A Common Stock and one-half of one Warrant (the “Separation of ACAC Units”), (ii) upon the Separation of Units, each share of Class A or Class B Common Stock issued and outstanding shall be converted automatically into one share of common stock of Purchaser, par value $0.0001 per share (“Purchaser Common Stock”), and (iii) each issued and outstanding Warrant shall be converted automatically into one redeemable warrant of Purchaser, exercisable for one share of Purchaser Common Stock at an exercise price of $11.50 (“Purchaser Warrant”).

Closing Payment Stock

At the effective time of the Acquisition Merger (“Effective Time”), by virtue of the Acquisition Merger and the Business Combination Agreement, and without any action on the part of ACAC, Purchaser, Merger Sub, Foxx, or stockholders of Foxx immediately prior to the Effective Time (the “Foxx Stockholders”), the Foxx Stockholders’ shares of common stock of Foxx (“Foxx Common Stock”) issued and outstanding immediately prior to the Effective Time (including shares of Foxx Common Stock converted from Transaction Financing immediately prior to the Effective Time) will be cancelled and automatically converted into the right to receive, without interest, the applicable portion of the Closing Payment Stock (as defined herein) as set forth in the Closing Consideration Spreadsheet. “Closing Payment Stock” means 5,000,000 shares of Purchaser Common Stock, which are equal or equivalent in value to the sum of $50,000,000 divided by $10.00 per share, among which, 500,000 shares in aggregate will be deposited to a segregated escrow account and to be released to the Foxx Stockholders if and only if, prior to or upon one-year anniversary of the Business Combination Agreement, the U.S. Congress has approved the affordable connectivity program of no less than $4 billion; or otherwise be cancelled and forfeited by PubCo without consideration.

Earnout Consideration

In addition to Closing Payment Stock, the Foxx Stockholders are entitled to receive up to an additional 4,200,000 shares of Purchaser Common Stock subject to achievement of certain milestones (the “Earnout Shares”). The Earnout Shares will be issued as below:

(i)	in connection with the financial performance for the fiscal year ending June 30, 2024

(A)	700,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if PubCo’s audited consolidated financial statements for the fiscal year ending June 30, 2024 (“2024 PubCo Audited Financial Statements”), prepared in accordance with the Generally Accepted Accounting Principles of the United States (“U.S. GAAP”) and filed with the SEC on Form 10-K by PubCo after Closing, reflect revenue of PubCo for the fiscal year ending June 30, 2024 (the “PubCo 2024 Revenue”) no less than $67,000,000 (including $67,000,000) and less than $84,000,000 (excluding $84,000,000); or

(B)	1,400,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if the PubCo 2024 Revenue is no less than $84,000,000 (including $84,000,000) and less than $100,000,000(excluding $100,000,000); or

(C)	2,100,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if the PubCo 2024 Revenue is no less than $100,000,000; and

(D)	the Earnout Shares shall be issued and delivered pursuant to one paragraph from (i)(A)-(1)(C) above only once.

(ii)	In connection with the financial performance for the fiscal year ending June 30, 2025:

(A)	700,000 Earnout Shares will be issued to Foxx Shareholders on a pro rata basis if and only if PubCo’s audited consolidated financial statements for the fiscal year ending June 30, 2025 (“2025 PubCo Audited Financial Statements”), prepared in accordance with U.S. GAAP and filed with the SEC on Form 10-K by PubCo after Closing, reflect revenue of PubCo for the fiscal year ending June 30, 2025 (the “PubCo 2025 Revenue”) no less than $77,050,000 (including $77,050,000) and less than $96,600,000 (excluding $96,600,000); or

(B)	1,400,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if the PubCo 2024 Revenue is no less than $96,600,000 (including $96,600,000) and less than $115,000,000 (excluding $115,000,000); or

(C)	2,100,000 Earnout Shares will be issued to Foxx Stockholders on a pro rata basis if and only if the PubCo 2024 Revenue reflected in the 2024 PubCo Audited Financial Statements is no less than One Hundred and Fifteen Million Dollars ($115,000,000) (including $115,000,000); and

(D)	the Earnout Shares shall be issued and delivered pursuant to one paragraph from (ii)(A) to (ii)(C) above only once.

Amendment to the Underwriting Agreement

On February 23, 2024, we entered into that certain Amendment (the “UA Amendment”) to the Underwriting Agreement, dated June 9, 2022 (the “Underwriting Agreement”) with EF Hutton LLC (f/k/a EF Hutton, division of Benchmark Investments, LLC, the “EF Hutton”), the representative of the several underwriters of our IPO.

Pursuant to the terms of the UA Amendment, EF Hutton and the Company have agreed to amend the Underwriting Agreement to replace the existing deferred underwriting fee under the Underwriting Agreement from $2,587,500 payable in cash at the closing of a business combination, to (x) $1,725,000 payable in cash and (y) 43,125 shares of common stock of PubCo. to be issued, at the closing of the Acquisition Merger.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date except the preparation and completion of the IPO and search for target candidate following the consummation of the IPO. Our only activities from inception through March 31, 2024 were organizational activities and those necessary to prepare for the IPO. We do not expect to generate any operating revenues until after the completion of our initial business combination. We expect to generate non-operating income in the form of interest income on marketable securities held after the IPO. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, an initial business combination.

For the three months ended March 31, 2024 and 2023, we had net income of $102,649 and $363,658, respectively, mainly from income on our investment less our formation and operating costs and tax expenses.

For the year ended December 31, 2023 and the period from January 7, 2022 (inception) through December 31, 2022, we had a net income of $886,366 and $217,224, mainly from income on our investment less our formation and operating costs and tax expenses.

Liquidity and Capital Resources

The Company’s liquidity needs up to March 31, 2024 had been satisfied through initial payment from the Sponsor of $25,000, proceeds from the Private Placement of $5,240,000, and loan from sponsor of $2,077,568.

On June 14, 2022, we consummated the IPO of 8,625,000 Public Units at a price of $10.00 per unit (including 1,125,000 units issued upon the fully exercise of the over-allotment option), generating gross proceeds of $86,250,000. Simultaneously with the closing of the IPO and exercise of the over-allotment option in full by the underwriters, we consummated the sale of 5,240,000 warrants as Private Warrants, at a price of $1.00 per warrant, with each warrant entitling the registered holder to purchase one share of ACAC Class A Common Stock at a price of $11.50 per share, generating gross proceeds of $5,240,000. Following the closings of the IPO and the sales of the Private Warrants on June 14, 2022, a total of $87,975,000 (or $10.20 per share) was placed in the Trust Account.

As of March 31, 2024, the Company had cash of $89,955 and a working capital deficit of $2,515,342 (excluding taxes payable which will be paid out from Trust).

On February 8, 2023, in connection with the Special Meeting I, 4,981,306 shares of ACAC Class A Common Stock of the Company were rendered for redemption at $10.33 per share, On July 11 2023, in connection with the Special Meeting II, 388,644 shares of ACAC Class A Common Stock of the Company were redeemed and cancelled at $10.82 per share, resulting in approximately $37.4 million remaining in the Trust Account as of March 31, 2024.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, excluding deferred underwriting commissions, to complete our initial business combination. We may withdraw interest from the Trust Account to pay taxes, if any. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If the Company completes the initial business combination, it would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $3,000,000 of such loans may be convertible into warrant, at a price of $1.00 per warrant at the option of the lender.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our Public Shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination.

Pursuant to the Third Amended Charter, the Company may extend the Combination Deadline on a monthly basis from April 14, 2024 for up to nine times, up to January 14, 2025, by depositing $50,000 each month into the Trust Account. Following the Special Meeting III, the Sponsor deposited four monthly payments into the Trust Account to extend the Combination Deadline to August 14, 2024. The four monthly payments were evidenced by four promissory notes issued by the Company to the Sponsor, each in the principal amount of $50,000.

In connection with the Monthly Extension Payments, the Company issued unsecured promissory notes (each a “Extension Note”) to the Sponsor.

Each of the Extension Notes is non-interest bearing and payable (subject to the waiver against trust provisions) on the earlier of (i) consummation of the Company’s initial business combination and (ii) the date of the liquidation of the Company. The principal balance may be prepaid at any time, at the election of the Company. The holder of the Extension Notes has the right, but not the obligation, to convert each Extension Note, in whole or in part, respectively, into Private Warrants of the Company, as described in the Prospectus, by providing the Company with written notice of its intention to convert the Note at least two business days prior to the closing of the Company’s initial business combination. The number of Private Warrants to be received by the holder in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the holder, by (y) $1.00.

If we are unable to complete an initial business combination by January 14, 2025, we may seek approval from our stockholders holding no less than 65% or more of the votes to approve to extend the Combination Deadline, if we fail to obtain approval from our stockholders for such extension or we do not seek such extension, the Company will cease all operations.

As a result, management has determined that such additional condition also raise substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of March 31, 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

As of March 31, 2024 and December 31, 2023, we do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

The holders of the Founder Shares, the Private Warrants, and any warrants that may be issued upon conversion of working capital loans (and any underlying securities) will be entitled to registration rights pursuant to a registration rights agreement entered into in connection with the IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Critical Accounting Policies and Estimates

In preparing the financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results may differ from these estimates. We have identified the following critical accounting policies and estimates:

Investments held in Trust Account

At March 31, 2024 and December 31, 2023, $37,373,688 and $36,672,846 of the assets held in the Trust Account were held in money market funds, which are invested in short term U.S. Treasury securities.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.

Offering Costs

The Company complies with the requirements of ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs — SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Offering costs consisting principally of underwriting, legal, accounting and other expenses that are directly related to the IPO and charged to shareholders’ equity upon the completion of the IPO.

Warrants

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. We determined that upon further review of the proposed form of warrant agreement, management concluded that the warrants included in the units issued in the IPO pursuant to the warrant agreement qualify for equity accounting treatment

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of March 31, 2024, common stock subject to possible redemption are presented at redemption value of $11.30 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital or accumulated deficit if additional paid in capital equals to zero.

Net Income (Loss) per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable common stock and non-redeemable common stock and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable common stock. Any remeasurement of the accretion to redemption value of the common stock subject to possible redemption was considered to be dividends paid to the public stockholders.

Recent Accounting Pronouncements

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. We evaluated the potential impact of adopting this new guidance on our unaudited consolidated financial statements and related disclosures and believe that the adoption of this ASU did not have a material effect on our financial statements.